FOR IMMEDIATE RELEASE

               LOUDEYE ANNOUNCES SECOND QUARTER 2004 RESULTS

  COMPANY ANNOUNCES INCREASED REVENUES IN THE SECOND QUARTER AND PROVIDES
                    GUIDANCE FOR THE SECOND HALF OF 2004

SEATTLE, WA - AUGUST 5, 2004 - Loudeye Corp. (Nasdaq: LOUD), the worldwide leader in business-to-business digital media solutions, today announced financial results for the quarter ended June 30, 2004.

SECOND QUARTER 2004 FINANCIAL HIGHLIGHTS

      - REVENUES. Revenues increased to $3.1 million in the current quarter, compared with revenues of $2.0 million in the first quarter of 2004 and $2.9 million in the prior year quarter. Deferred revenues at quarter end totaled $2.7 million, an increase of more than $1.9 million, or 244% from March 31, 2004.

      - GROSS PROFIT. Gross profit as a percentage of revenues was 42% in the current quarter, an improvement from 28% in the first quarter of 2004 and comparable to 42% in the prior year quarter.

      - NET LOSS. For the quarter, GAAP net loss was $2.8 million or $0.04 per share compared to a net loss of $2.8 million or $0.04 per share in the first quarter of 2004 and $2.1 million or $0.04 per share in the prior year quarter.

      - PRO FORMA NET LOSS. Pro forma net loss for the quarter totaled $2.1 million or $0.03 per share compared to a pro forma net loss of $2.3 million or $0.04 per share in the first quarter of 2004 and $1.1 million or $0.02 per share in the prior year quarter.

      - CASH AND INVESTMENTS. Cash, short-term investments and restricted investments were $32.5 million as of June 30, 2004.

Pro forma net loss excludes charges related to the amortization of intangible and other assets, depreciation expense, charges relating to stock-based compensation, loss on the sale of media restoration assets, net interest income and special charges. A reconciliation of Loudeye's GAAP financial results with its pro forma financial results is set forth below after the accompanying condensed consolidated statements of operations.

These results are preliminary and may be subject to change based upon the completion of the Company's review of the final accounting for its acquisition of On Demand Distribution ("OD2") and filing of the Company's Form 10-Q.

RECENT OPERATING HIGHLIGHTS

      - Acquiring OD2, the leading European provider of business-to-business digital music services. The acquisition added over 35 customers for the company's white label digital music store service, a Pan European portfolio of music licenses and catalog and expanded operations to support customers in 12 European countries.

      - Launching seven new digital music store customers throughout Europe and Australia, including NineMSN, Packard Bell, Ilse Media, GWR, Tonlist, Eircom and Oxfam. Expanding its European digital music store deployments with MSN and Coca-Cola.

      - Adding sixteen new customers for P2P content protection, including contracts with major content owners across the music, film/video, game and software industries. The addition of new customers, as well as the expansion of current contracts, demonstrates the growing importance and urgency in deploying anti-piracy strategies among content owners.

"We delivered increased revenue growth in the second quarter, driven by organic growth in our core businesses and contribution from our new anti-piracy business, which is growing soundly. In addition, we completed an important strategic acquisition at the end of the quarter that expands our digital distribution business, our customer base and our rights portfolio, significantly increasing our addressable market. This acquisition globalizes Loudeye services and positions us uniquely to attract new customers with global brands and greater reach," said Jeff Cavins, Loudeye's president and chief executive officer.

FORWARD-LOOKING FINANCIAL GUIDANCE

While future results are subject to fluctuation, Loudeye anticipates that revenues for the quarter ending September 30, 2004 will be approximately $5.5 million to $6.0 million, an increase of approximately 75% to 90% versus the second quarter of 2004 and approximately double the revenues of the prior year period. Including the expected losses from the OD2 acquisition during the third quarter, and excluding integration related costs, the Company expects a pro forma net loss of between $3.3 million and $3.7 million, or approximately $0.04 per share.

For the fourth quarter of 2004, the Company expects revenues to range between approximately $7.3 million and $8.0 million, an increase of approximately 150% to 175% versus the prior year period. Based on increased revenues, progress in the integration of OD2, and strict management of expenses, the Company expects pro forma net losses to decrease in the fourth quarter and range between approximately $2.0 million and $2.5 million.

For the full year 2004, the Company expects revenues to range between $17.9 million and $19.1 million, which represents an increase of between 50% and 60% from 2003 levels. Pro forma net losses for the full year are expected to range between $9.6 million and $10.5 million, or $0.13 to $0.14 per share. The Company also forecasts continued revenue growth in the first half of 2005 and expects to achieve pro forma net profit by the middle of 2005.

"We expect aggressive top-line growth in the second half of 2004. We intend to focus on operational execution to maximize our financial performance in each of our service lines and geographic markets," said Larry Madden, Loudeye's chief financial officer. "We remain highly focused on achieving profitability and believe we can achieve our worldwide growth plans without sacrificing progress toward that important financial goal. With over $32 million of cash resources on our balance sheet, Loudeye remains well positioned to execute on our global operating plan. We intend to leverage this financial strength to continue to invest in new business development efforts that will help drive organic growth, as well as pursue strategic opportunities that can leverage our world-class infrastructure."

Forward-looking financial guidance statements are based upon current expectations as of the date of this release and are based upon limited available information which is dynamic and subject to risk and uncertainty. Results may be materially affected by many factors including those described in the Forward-Looking Statements section below.

SECOND QUARTER 2004 WEBCAST INFORMATION

Loudeye management will conduct an audio webcast to discuss these financial results. The public is invited to listen in on this webcast. Management will discuss financial and operating results in the quarter and end the call with a question and answer session. Management will also provide a slide presentation to accompany its statements, available in conjunction with the audio webcast. Information regarding the second quarter 2004 results' webcast and slide presentation is as follows:

   Date:                Thursday, August 5, 2004

   Time:                5:00 p.m. EDT / 2:00 p.m. PDT

   Audio Webcast:       5:00 p.m. EDT / 2:00 p.m. PDT; live and archived;
                        Webcast from

                        http://www.loudeye.com/common/aboutus/
                        investorrelations/earningscalls.asp

   Slide Presentation:  Participants accessing the audio webcast will be able to view an accompanying management slide presentation synchronized with the audio webcast.

ABOUT LOUDEYE CORP.

Loudeye is the worldwide leader in business-to-business digital media solutions and the outsourcing provider of choice for companies looking to maximize the return on their digital media investment. Loudeye combines innovative products and services with the world's largest music archive and the industry's leading digital media infrastructure enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services. For more information, visit www.loudeye.com.

                                    ###

CONTACTS:

Media/press contact: Karen Demarco, mPRm Public Relations, 323-933-3399, kdemarco@mprm.com
Investor Relations: Mike Dougherty, Loudeye Corp., 206.832.4000, ir@loudeye.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Forward-Looking Financial Guidance, statements about growth, ability to attract and win new customers, and increased focus on operations and other factors. Our forward-looking statements are based on currently available information, which management has assessed, but which is subject to rapid change due to risks and uncertainties that affect our business, including limited visibility of future demand for our products and services; end-consumer demand for digital music sold from the services of our customers; current uncertainties in our marketplace which may affect expected demand, customer selection criteria and sales cycles; variability in the amount and timing of expenses and cash usage; negative macroeconomic conditions or world events; foreign exchange risk; difficulties encountered in the integration of acquisitions into Loudeye's operations or the failure to achieve the synergies expected from that integration; changes in capital requirements as a result of acquisitions; increased competition; adverse developments in any material customer or copyright holder relationships; ability to acquire and maintain copyright licensing agreements; uncertainty involving intellectual property rights involved with the reproduction and online distribution of digital media; the loss of service of our hosting infrastructure, including the failure of third party service providers; our ability to retain key personnel; and other factors beyond our control. Our forward-looking statements should be considered in the context of these and other risk factors disclosed from time to time in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly filings on Form 10-Q (available through EDGAR at www.sec.gov). We assume no obligation to update our forward-looking statements.

USE OF NON-GAAP FINANCIAL INFORMATION

The press release and webcast contain financial metrics that are not based on accounting principals generally accepted in the United States ("GAAP"). To supplement our consolidated financial statements presented on a GAAP basis, we have included non-GAAP "pro forma" measures of operating results which excludes certain costs and expenses. The pro-forma net loss and pro forma net loss per share presented in the press release and webcast exclude charges for amortization of intangible and other assets, depreciation expenses, charges related to stock-based compensation, loss on the sale of media restoration assets, net interest income and special charges. Included in the press release is a reconciliation of the non-GAAP financial measures to our GAAP financial results. As described further below, we believe the pro forma presentation enhances an overall understanding of our financial performance, and is used by management for that purpose.

Although management believes the above non-GAAP financial measures enhance investors' understanding of our business and performance, these non-GAAP financial measures are inherently limited in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of our recorded costs against our revenues. Management compensates for these limitations in non-GAAP results by also evaluating the company's performance based on traditional GAAP financial measures. Accordingly, investors should consider these pro forma results together with GAAP results, rather than as an alternative to GAAP basis financial measures. Additional details regarding these items are included in the Company's Form 8-K furnished to the SEC concurrently with this press release.

                             FINANCIAL TABLES FOLLOW
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                                  LOUDEYE CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                           JUNE 30,                        JUNE 30,
                                                                   ------------------------        ------------------------
                                                                     2004            2003            2004            2003
                                                                   --------        --------        --------        --------
 REVENUES                                                          $  3,131        $  2,903        $  5,122        $  6,213

 COST OF REVENUES
      OTHER COST OF REVENUES                                          1,800           1,678           3,207           4,219
      NON-CASH STOCK-BASED COMPENSATION                                  19               4              38               7
                                                                   --------        --------        --------        --------
               TOTAL COST OF REVENUES                                 1,819           1,682           3,245           4,226
                                                                   --------        --------        --------        --------
               GROSS PROFIT                                           1,312           1,221           1,877           1,987
               GROSS PROFIT PERCENT                                      42%             42%             37%             32%

 OPERATING EXPENSES
      RESEARCH AND DEVELOPMENT                                          753             392           1,343             969
      SALES AND MARKETING                                               836             835           1,471           2,381
      GENERAL AND ADMINISTRATIVE                                      2,232           1,740           4,192           4,492
      AMORTIZATION OF INTANGIBLES AND OTHER ASSETS                      126             260             266             786
      STOCK-BASED COMPENSATION                                           43             191             165             231
      GAIN ON SALE OF PROPERTY & EQUIPMENT                               --             (96)             --             (96)
      SPECIAL CHARGES                                                    --              --             (50)          8,437
                                                                   --------        --------        --------        --------
               TOTAL OPERATING EXPENSES                               3,990           3,322           7,387          17,200

 OPERATING LOSS                                                      (2,678)         (2,101)         (5,510)        (15,213)

 LOSS ON SALE OF MEDIA RESTORATION ASSETS                              (160)             --            (160)             --
 OTHER INCOME, NET                                                       48              39              59              93
                                                                   --------        --------        --------        --------
 NET LOSS                                                          $ (2,790)       $ (2,062)       $ (5,611)       $(15,120)
                                                                   ========        ========        ========        ========

 BASIC AND DILUTED NET LOSS PER SHARE                              $  (0.04)       $  (0.04)       $  (0.08)       $  (0.33)
                                                                   ========        ========        ========        ========

 WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                         70,882          45,931          67,105          46,215
                                                                   ========        ========        ========        ========


NON-GAAP PRO FORMA INFORMATION:

NET LOSS                                                           $ (2,790)       $ (2,062)       $ (5,611)       $(15,120)
 ADJUSTMENTS TO RECONCILE GAAP NET LOSS TO PRO FORMA NET LOSS:
      AMORTIZATION OF INTANGIBLES AND OTHER ASSETS                      126             260             266             786
      DEPRECIATION                                                      431             525             773             813
      STOCK-BASED COMPENSATION                                           62             195             203             238
      LOSS ON SALE OF MEDIA RESTORATION ASSETS                          160              --             160              --
      INTEREST INCOME, NET                                              (48)            (53)            (56)            (90)
      SPECIAL CHARGES                                                    --              --             (50)          8,437
                                                                   --------        --------        --------        --------
 PRO FORMA NET LOSS                                                $ (2,059)       $ (1,135)       $ (4,315)       $ (4,936)
                                                                   ========        ========        ========        ========

 BASIC AND DILUTED PRO FORMA NET LOSS PER SHARE                    $  (0.03)       $  (0.02)       $  (0.06)       $  (0.11)
                                                                   ========        ========        ========        ========

 WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                         70,882          45,931          67,105          46,215
                                                                   ========        ========        ========        ========

                                  LOUDEYE CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                                  JUNE 30,      DECEMBER 31,
                                                                    2004            2003
                                                                 ----------     ------------
ASSETS
CURRENT ASSETS:
    CASH AND SHORT-TERM INVESTMENTS                              $   32,143      $   21,940
    ACCOUNTS RECEIVABLE, NET                                          4,659           1,781
    PREPAID EXPENSES AND OTHER CURRENT ASSETS                         1,118             345
    ASSETS HELD FOR SALE                                                 --             363
                                                                 ----------      ----------

                 TOTAL CURRENT ASSETS                                37,920          24,429

RESTRICTED INVESTMENTS                                                  316             316
PROPERTY AND EQUIPMENT, NET                                           3,903           1,123
GOODWILL AND INTANGIBLE ASSETS, NET                                  48,688              86
ASSETS HELD FOR SALE                                                     --             730
OTHER ASSETS, NET                                                       250             360
                                                                 ----------      ----------

                 TOTAL ASSETS                                    $   91,077      $   27,044
                                                                 ==========      ==========


LIABILITIES
CURRENT LIABILITIES:
    ACCOUNTS PAYABLE                                             $    4,610      $    1,229
    LINE OF CREDIT                                                       --           1,285
    ACCRUED COMPENSATION AND BENEFITS                                   437             378
    OTHER ACCRUED EXPENSES                                            4,547           1,155
    ACCRUED SPECIAL CHARGES                                             521           1,670
    ACCRUED ACQUISITION CONSIDERATION                                15,827              --
    DEFERRED REVENUE                                                  1,983             485
    CURRENT PORTION OF LONG-TERM DEBT AND CAPITAL LEASES              1,281           1,348
    COMMON STOCK PAYABLE RELATED TO ACQUISITION                       2,596              --
    LIABILITIES RELATED TO ASSETS HELD FOR SALE                          --              98
                                                                 ----------      ----------
                 TOTAL CURRENT LIABILITIES                           31,802           7,648

DEFERRED REVENUE                                                        757             228
ACCRUED ACQUISITION CONSIDERATION, NET OF CURRENT PORTION             4,519              --
LONG-TERM DEBT AND CAPITAL LEASES, NET OF CURRENT PORTION             1,540           2,135
                                                                 ----------      ----------

                 TOTAL LIABILITIES                                   38,618          10,011

STOCKHOLDERS' EQUITY                                                 52,459          17,033
                                                                 ----------      ----------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   91,077      $   27,044
                                                                 ==========      ==========